Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-212579) pertaining to the 2003 Stock Option Plan, as amended, of Tikcro Technologies Ltd. of our report dated April 30, 2018, with respect to the financial statements of Tikcro Technologies Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2017.

April 30, 2018	/s/ Kost, Forer Gabbay and Kasierer KOST, FORER GABBAY and KASIERER
Tel-Aviv, Israel	A Member of E Y Global